UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.         )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐Preliminary Proxy Statement

☐Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐Definitive Proxy Statement

☒Definitive Additional Materials

☐Soliciting Material Under §240.14a-12

Nutex Health Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SUPPLEMENT DATED JUNE 3, 2025 TO
PROXY STATEMENT DATED JUNE 2, 2025

This document is a supplement dated June 3, 2025 (the “Supplement”) to the proxy statement dated June 2, 2025 and first mailed to stockholders of Nutex Health Inc. (the “Company”) on or about June 2, 2025 (the “Proxy Statement”) in connection with its annual meeting (as the same may be adjourned or postponed, the “Annual Meeting”) of common stockholders of the Company which will be held on July 14, 2025 at 10:00 a.m., Central Time for the following purposes:

1.	To re-elect the following members of our Board of Directors:

Thomas T. Vo, Warren Hosseinion, Cheryl Grenas, Michael L. Reed, Scott J. Saunders and Kelvin Spears; and to elect Frank E. Jaumot as a new member of our Board of Directors;

each to serve as directors and to hold office for a one-year term to expire at the 2026 annual meeting of stockholders or in the case of their resignation or removal, until their successors are duly elected and qualified;

2.	To vote in an advisory capacity concerning the Company’s executive compensation;

3.	To approve an amendment to the Amended and Restated Nutex Health Inc. 2023 Equity Incentive Plan (the “Plan”) to increase the number of shares available for issuance under the Plan by 1,100,000 and to allow the number of shares available for issuance under the Plan to automatically increase on January 1 of each year, in an amount equal to 5% of the number of shares outstanding at December 31 of the previous fiscal year, provided that the Board may decide that there shall be no or a lesser increase;

4.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2025; and

5.	To consider and vote upon such other business as may be properly brought before the Annual Meeting or any adjournments or postponements thereof.

INTRODUCTION AND EXPLANATORY NOTE

Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Proxy Statement. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply. This Supplement and the documents referred to in this Supplement should be read in conjunction with the Proxy Statement, and the documents referred to in the Proxy Statement, each of which should be read in its entirety. To the extent that information in this Supplement differs from, updates, or conflicts with information contained in the Proxy Statement, the information in this Supplement supersedes the information in the Proxy Statement.

This Supplement should be read in conjunction with the Proxy Statement and the Proxy Statement should be read in its entirety. The purpose of this Supplement is to amend the Proxy Statement to correct typographical errors (the “Supplemental Disclosures”). Except as described in this Supplement, the information provided in the Proxy Statement is not amended, supplemented, or otherwise modified.

SUPPLEMENTAL DISCLOSURES

All paragraph headings and page references refer to the headings and pages in the Proxy Statement before any additions or deletions resulting from the Supplemental Disclosures or any other amendments. Where applicable, the Supplemental Disclosures are identified below by underlined text. Stricken through text shows text being deleted from a referenced disclosure in the Proxy Statement.

Amendment to the 2023 Equity Incentive Plan

To conform to the disclosure contained under “What vote is required to approve each matter and how are votes counted?” on page 7 of the Proxy Statement, the Section entitled “Vote Required for Approval” on page 31 of the Proxy Statement with respect to the Company’s Proposal 3: Amendment to the 2023 Equity Incentive Plan is hereby amended and supplemented as follows:

The approval of the Amendment Proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of our Common Stock entitled to vote and actually cast thereon at the Annual Meeting. Failure to vote by proxy or to vote in person or an abstention from voting will have no effect on the outcome of the vote on the Amendment Proposal. Abstentions and broker non-votes will have ~~the same effect as votes against~~ no impact on the vote on this proposal.